Exhibit 99.1

Worksport Announces Monumental Partnership to Tap $3 Billion Market

Chosen as Chief of Chaos' next big project, Worksport is partnering with the team behind the viral marketing of famous brands like Manscaped, Dollar Shave Club, Paramount+, Uber, and Instacart to plot explosive growth for Worksport's innovative product lines.

West Seneca, New York, [May 2, 2024] - Worksport Ltd. (NASDAQ: WKSP), a U.S.-based manufacturer dedicated to developing innovative hybrid and clean energy solutions in light truck, overlanding, and global consumer goods markets, today announced a strategic partnership with Chief of Chaos, the masterminds behind the explosive growth of global leaders like Instacart, Manscaped, Paramount+, and Uber. This company believes this collaboration is set to propel Worksport into the spotlight, harnessing groundbreaking strategies that have revolutionized visibility and sales for the biggest names in tech and consumer services.

About the Partnership: Worksport's partnership with Chief of Chaos comes at the right moment The Company expects its revenues to grow substantially in 2024, and that production at its state-of-the-art facility is well-equipped to meet the rapidly increasing demand. Chief of Chaos brings to the table a legendary ability to craft viral brands, having catapulted companies like Uber and Instacart into everyday consumer staples. Their strategic insight is now directed at cultivating the story behind Worksport's current and upcoming products, aiming to replicate this success by enhancing the Company's market presence and driving significant sales through innovative, targeted marketing campaigns.

Worksport's nano-grid, consisting of the SOLIS Solar Cover & COR Portable Energy System, are highly anticipated by the market, and have ongoing OEM interest from global automakers like Hyundai. The system is anticipated to tap into a market potential of over $3 billion annually. By integrating advanced marketing strategies that helped redefine market opportunities for companies like Paramount+ and Manscaped, Worksport hopes to capture a substantial share of the portable power-generation market.

Steven Rossi, CEO of Worksport, expressed his enthusiasm about the partnership. "Joining forces with an elite team known for their pivotal role in scaling household names, such as Uber and Manscaped, aligns perfectly with our vision to lead the market in a new generation of innovative accessories. Chief of Chaos's proven track record provides us with optimism that our current product line and innovative nano-grid system -first units coming out this summer- should reach and exceed our ambitious targets".

Mathew Frary, CEO of Chief of Chaos, reflected on the new venture with Worksport. "At Chief of Chaos, we select companies that have a profound potential to impact and transform industries. Worksport, with their pioneering COR & SOLIS products, are set to redefine a multi-billion-dollar industry. They stand clear as a revolutionary force. We're thrilled to focus our expertise on Worksport's product lines, foreseeing another viral success story akin to our campaigns with Instacart and Paramount+."

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About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), Hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport's hard-folding cover, designed and manufactured in-house, is compatible with RAM, Chevrolet, and GMC models from General Motors, as well as Ford, Jeep, Nissan, and Toyota pickup trucks. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. Terravis Energy's website is terravisenergy.com. For more information, please visit investors.worksport.com.

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For additional information, please contact:

Steven Obadiah, Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128
W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Forward-Looking Statements

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